UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2015

EMPIRE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12522	13-3714474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Monticello Casino and Raceway, 204 State Route 17B, P.O. Box 5013, Monticello, NY	12701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (845) 807-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Empire Resorts, Inc. (together with its subsidiaries, the “Company”) is participating in meetings with, and making presentations to, the New York State Gaming Commission (“NYSGC”), the Town of Thompson Town Board (“Town Board”) and the Town of Thompson Planning Board (“Planning Board”) in order to seek approvals for changes and amendments to its Montreign Resort Casino project. A visual depiction of the proposed amendments to the exterior of Montreign Resort Casino is attached as Exhibit 99.1 hereto.

As of the date of this filing, we expect the contemplated improvements to the Montreign Resort Casino project to increase the previously-projected minimum capital investment of $452 million by approximately $100-$150 million. We expect that the planned revisions will provide incremental profit and cash flow to support the additional investment.

The differences between the proposal to build the Montreign Resort Casino project by Montreign that was selected by the Siting Board and the proposed improvements include the following:

Selected Plan	Proposed Plan

80,000 sq. ft. casino with 61 table games	Approximately 95,200 sq. ft. casino with approximately 102 table games Additionally, there will be a poker room and private gaming areas with a lounge

391 luxury rooms designed to meet the 4-star and 4-diamond standards of Forbes® and AAA®	Approximately 333 luxury rooms including 249 rooms of approximately 600 sq. ft. each, 60 suites of approximately 900 sq. ft. each, Penthouse level with 9 suites of approximately 1,100 to 2,300 sq. ft. each with butler service available, 8 garden suites of approximately 1,200 sq. ft. each and 7 two-story villas of approximately 1,800 sq. ft. each, all of which will be designed to meet the 5-star and 5-diamond standards of Forbes® and AAA®

20,000 sq. ft. meeting and conference space in the M Centre	Approximately 27,000 sq. ft. meeting and conference space in the M Centre

The revised proposal includes several minor changes to the building’s footprint. The hotel tower would be elongated by approximately 50 feet and a new basement level would be added under the main entrance of the Montreign Resort Casino. The overall square footage of the footprint of the building would not, however, increase. Minor modifications to the porte-cochere and loading areas would also be required. Many of the interior spaces are also being redesigned. The size and number of restaurants would increase and include the addition of an upscale Asian restaurant. On-site parking would decrease by approximately 53 spaces to 3,389. Additionally, due to the increased meeting and conference space, the showroom will be removed.

The proposal to revise plans for the Montreign Resort Casino is subject to the approval of, among others, the NYSGC, the Town Board and the Planning Board. In accordance with the Report and Findings of the Siting Board dated February 27, 2015, which is available on the NYSGC’s website, the NYSGC must ensure that Montreign substantially fulfills the commitments and executes the development plans presented in response to the RFA and to ensure that any such changes do not increase Montreign’s debt-to-equity ratio substantially beyond the levels presented by Montreign in its response to the RFA and/or standard industry practices. Therefore, we expect the increase in the minimum capital investment for the revised plan to be financed by additional equity and debt financing in substantially the same debt-to-equity ratio previously considered.

This Current Report on Form 8-K and the exhibits attached hereto include “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by the Company and its management team, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, levels of spending in business and leisure segments as well as consumer confidence; the parties’ plans for signing and closing on definitive transaction documents; the construction commencement date for the development project; relationships with associates and labor unions and changes in labor law; the financial condition of, and our relationships with, third-party property owners and hospitality venture partners; risk associated with the introduction of new brand concepts; changes in the competitive environment in our industry and the markets where we operate; the timing of the receipt of regulatory and governmental approvals for the amendment to the Montreign Resort Casino project, including the issuance of a destination gaming resort license to the Company, changes in federal, state or local tax law; general volatility of the capital markets and the ability of the Company to access the capital markets to secure necessary financing. A more complete description of these risks and uncertainties can be found in the filings of the Company with the U.S. Securities and Exchange Commission. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of the materials attached as exhibits hereto. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1    Slide Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2015

EMPIRE RESORTS, INC.

By:	/s/ Joseph A. D’Amato
Name:	Joseph A. D’Amato
Title:	Chief Executive Officer

Exhibit Index

99.1	Slide Presentation